UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2021

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of PSU Award Agreements

On March 9, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of ATN International, Inc. (the “Company”) approved a form of Performance Stock Unit Award Grant Notice and Performance Stock Unit Agreement (the “PSU Agreement”), which will govern the terms of performance stock units (“PSUs”) which may be granted to the Company’s employees, directors, and consultants, as applicable, under the ATN International, Inc. 2008 Equity Incentive Plan (the “Plan”).

The PSU Agreement provides for a grant of a target number of PSUs, with the actual number of PSUs earned to be determined by comparing the Company’s total shareholder return (“TSR”) relative to the TSR of the companies on the Russell 2000 Index over a three-year measurement period that runs from March 9, 2021 to March 8, 2024. The number of PSUs in which the grantee vests at the end of the measurement period ranges from 0% to 150% in the event the Company’s TSR is greater than or equal to zero and from 0% to 100% in the event the Company’s TSR is less than zero. PSUs that vest under the PSU Agreement are settled in whole shares of the Company’s common stock (“Common Stock”), with a cash payment to settle any fractional shares.

Vesting is generally subject to the grantee’s continued employment through the end of the applicable measurement period, with certain exceptions in the case of termination due to death, disability, or “retirement” (as such term is defined in the PSU Agreement).

The foregoing description of the PSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the PSU Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Approval of RSU Award Agreements

On March 9, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of ATN International, Inc. (the “Company”) approved a form of Restricted Stock Unit Award Grant Notice (the “RSU Agreement”), which will govern the terms of restricted stock units (“RSUs”) which may be granted to the Company’s employees, directors, and consultants, as applicable, under the ATN International, Inc. 2008 Equity Incentive Plan (the “Plan”).

The RSU Agreement has the same terms and conditions as the Form of Restricted Stock Unit Agreement under the 2008 Equity Incentive Plan as previously used the Company and as filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-12593) filed on May 9, 2018, with several changes to the restricted covenants.

The foregoing description of the RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the RSU Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Grants of RSU and PSU Awards

On March 9, 2021, the Committee granted restricted stock units (“RSUs”) and PSUs to certain executive officers of the Company pursuant to the existing Form of Restricted Stock Unit Agreement, the PSU Agreement and the Plan, as follows:

Name	RSUs	PSUs
Michael T. Prior, Chairman and Chief Executive Officer	19,350	19,350
Justin D. Benincasa, Chief Financial Officer	8,100	8,100
Brad W. Martin, Executive Vice President, Operations	7,500	7,500
Mary Mabey, Senior Vice President and General Counsel	4,800	4,800

Item 9.01                 Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Form of Performance Stock Unit Award Grant Notice and Performance Stock Unit Agreement.
10.2	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement.

104	Cover page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: March 15, 2021